UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Seattle Genetics, Inc. (the “Company”) approved a performance-based Long Term Incentive Plan (the “Plan”) for the purpose of incentivizing the Company’s employees to potentially achieve regulatory approvals of (i) enfortumab vedotin (“EV”), a product candidate currently being co-developed by the Company and Astellas Pharma, Inc. (“Astellas”) under the Company’s collaboration and license agreement with Astellas (the “EV Collaboration Agreement”) and (ii) tisotumab vedotin (“TV”), a product candidate currently being co-developed by the Company and Genmab A/S (“Genmab”) under the Company’s collaboration and license agreement with Genmab (the “TV Collaboration Agreement”).

All employees of the Company or any of its subsidiaries who were in good standing as of September 29, 2017 are eligible to participate in the Plan. In addition, any individual who becomes an eligible employee after September 29, 2017 but on or prior to the earlier of (i) the date an application is submitted to the U.S. Food and Drug Administration (the “FDA”) for approval of EV and (ii) the date an application is submitted to the FDA for approval of TV (such earlier date, the “FDA Submission Date”) is eligible for a pro-rated award. Under the Plan, eligible employees may receive cash awards and, for employees at the associate director level or above on the FDA Submission Date, grants of restricted stock unit awards relating to the Company’s common stock.

A portion of each cash award will become payable, and a portion of each restricted stock unit award will be granted, only upon certification by the Compensation Committee that the FDA has approved EV (such approval, the “EV Approval Milestone”), and the remaining portion of each cash award will become payable, and the remaining portion of each restricted stock unit award will be granted, only upon certification by the Compensation Committee that the FDA has approved TV (such achievement, the “TV Approval Milestone” and together with the EV Approval Milestone, the “Milestones”), provided in each case that the employee is still actively employed by the Company or any of its subsidiaries and is not on a performance improvement plan as of the date of payment or grant. Any restricted stock unit awards granted due to achievement of a Milestone will vest on the second anniversary of the occurrence of such Milestone, provided that the employee’s continuous service with the Company or any of its subsidiaries has not terminated prior to the vesting date and the employee is not on a performance improvement plan on the vesting date. The vesting of any granted restricted stock unit awards is subject to full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to, or within twelve months after, a change of control of the Company, or in the event an acquirer in a change of control of the Company fails to assume the restricted stock unit awards. If a Milestone is not achieved by a specified date, then no cash or restricted stock unit awards will be paid or granted with respect to such Milestone. In addition, in the event that the Company exercises its right to terminate its co-funding obligations with respect to EV under the EV Collaboration Agreement (an “EV Opt-Out”) prior to the achievement of the EV Approval Milestone, or with respect to TV under the TV Collaboration Agreement (a “TV Opt-Out) prior to the achievement of the TV Approval Milestone, then no cash or restricted stock unit awards will be paid or granted with respect to such Milestone. If both an EV Opt-Out and a TV Opt-Out occur, then the Plan will automatically terminate on the later to occur of the date of the EV Opt-Out and the date of the TV Opt-Out. Likewise, the Plan will automatically terminate if neither Milestone is achieved by a specified date. Any restricted stock unit awards provided pursuant to the Plan will be granted under, and subject to the terms of, the Company’s Amended and Restated 2007 Equity Incentive Plan.

The total target award value (expressed in dollars) for an employee with respect to the cash award and restricted stock unit award, if any (the “Target Award Value”), is set pursuant to the terms of the Plan based on the employee’s position level with the Company or its subsidiaries as of the FDA Submission Date. Actual award values, on a sliding scale from 0% to 120% of the Target Award Value, are calculated based on the dates of achievement of each Milestone.

The amount of cash paid, if any, with respect to the EV Approval Milestone for executive officers will be equal to 50% of the participant’s Target Award Value, multiplied by a specified percentage with respect to such Milestone, multiplied by the actual award value percentage from the sliding scale. The amount of cash paid, if any, with respect to the TV Approval Milestone for executive officers will be equal to 50% of the participant’s Target Award Value, multiplied by a specified percentage with respect to such Milestone, multiplied by the actual award value percentage from the sliding scale. The number of restricted stock units granted, if any, with respect to the EV Approval Milestone for executive officers will be equal to 50% of the participant’s Target Award Value, multiplied by a specified percentage with respect to such Milestone, multiplied by the actual award value percentage from the sliding scale, with the product of these numbers then divided by the closing price of the Company’s common stock on the date of grant. The number of restricted stock units granted, if any, with respect to the TV Approval Milestone for executive officers will be equal to 50% of the participant’s Target Award Value, multiplied by a specified percentage with respect to such Milestone, multiplied by the actual award value percentage from the sliding scale, with the product of these numbers then divided by the closing price of the Company’s common stock on the date of grant. The specified percentages with respect to the Milestones together equal 100%.

The Target Award Value for each of the Company’s named executive officers, as defined under applicable securities laws, will be as follows (assuming that the named executive officer’s position level with the Company remains the same as it was on September 29, 2017): $890,000 for Clay Siegall, President and Chief Executive Officer; $250,000 for Todd Simpson, Chief Financial Officer; $250,000 for Eric Dobmeier, Chief Operating Officer; $250,000 for Jonathan Drachman, Chief Medical Officer; and $250,000 for Vaughn Himes, Chief Technical Officer.

The foregoing is only a brief description of the terms of the Plan, does not purport to be complete and is qualified in its entirety by reference to the Plan, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: October 5, 2017	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer